EXHIBIT 99.2


                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)







                                                 Three Months Ended
                                                    December 31,
                                             -------------------------
                                                2006             2005
                                              --------         -------

REVENUES:
Contract drilling                             $ 86,242        $ 55,414
Business interruption proceeds                   2,558               -
                                              --------        --------
                                                88,800          55,414
                                              --------        --------

COSTS AND EXPENSES:
Contract drilling                               49,110          33,770
Depreciation                                     8,015           6,390
General and administrative                       7,191           5,993
Gain on sale of equipment                          (47)         (9,275)
                                              --------        --------
                                                64,269          36,878
                                              --------        --------
OPERATING INCOME                                24,531          18,536
                                              --------        --------

OTHER INCOME (EXPENSE)
Interest expense                                  (537)         (1,740)
Interest income                                    469             231
                                              --------        --------
                                                   (68)         (1,509)
                                              --------        --------
INCOME  BEFORE INCOME TAXES                     24,463          17,027
PROVISION FOR INCOME TAXES                       3,378           2,504
                                              --------        --------
NET INCOME                                    $ 21,085        $ 14,523
                                              ========        ========

EARNINGS  PER COMMON SHARE:
              Basic                             $ 0.68          $ 0.47
              Diluted                             0.67            0.47
AVERAGE COMMON SHARES OUTSTANDING:
            Basic                               31,060          30,738
            Diluted                             31,614          31,208